Exhibit 10.46

Award No. _______

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN LTIP UNIT AGREEMENT
COVER SHEET
Pursuant to the Kite Realty Group Trust 2013 Equity Incentive Plan (as it has been amended and/or restated from time to time, the “Plan”) and the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (as amended from time to time, the “Limited Partnership Agreement”), Kite Realty Group, L.P., a Delaware limited partnership (the “Limited Partnership”), and Kite Realty Group Trust, a Maryland real estate investment trust and the sole general partner of the Limited Partnership (the “Company”), together hereby grant and issue to the grantee (the “Grantee”) named below an award (the “Award”) of LTIP Units (as defined in the Limited Partnership Agreement) in the number set forth below in consideration of the Grantee’s agreement to provide services to or for the benefit of the Limited Partnership. The LTIP Units have the rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption and conversion set forth in the Limited Partnership Agreement. Upon the close of business on the Final Acceptance Date, if the terms and conditions of the Award set forth on this cover sheet and in the attached LTIP Unit Agreement (collectively, the “Agreement”), in the Limited Partnership Agreement, and in the Plan are accepted, the Grantee shall receive the number of LTIP Units specified below, effective as of the Grant Date, subject to the vesting, forfeiture, and other conditions set forth in this Agreement, in the Limited Partnership Agreement, and in the Plan.

Name of Grantee:
Number of LTIP Units Covered by this Agreement:
Grant Date:	December 31, 2020
Final Acceptance Date
“Class A Unit Economic Balance” (as defined in the Limited Partnership Agreement on the Grant Date:	$ 0
Vesting Schedule:	One-third (1/3) of the LTIP Units shall vest on December 31st of each of 2023, 2024, and 2025, subject to your continued Service through each applicable vesting date.

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement, and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

KITE REALTY GROUP, L.P., a Delaware limited partnership

By:	Kite Realty Group Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

KITE REALTY GROUP TRUST, a Maryland real estate investment trust

By:
Name:
Title:

GRANTEE:

(Sign Name)

(Print Name)

Address:

Attachment
This is not a share certificate or a negotiable instrument.

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN LTIP UNIT AGREEMENT

Acceptance of Agreement
Unless you are already a Partner (as defined in the Limited Partnership Agreement), you must sign, as a Partner, and deliver to the Limited Partnership, a Limited Partner Acceptance to the Limited Partnership Agreement (attached hereto as Exhibit A). Upon signature and delivery of the Limited Partner Acceptance on or prior to the Final Acceptance Date, to the extent required, you shall be admitted as a Partner of the Limited Partnership, as of the Grant Date, with beneficial ownership of the number of LTIP Units specified on the cover sheet of this Agreement. Thereupon, you shall have all the rights of a Partner of the Limited Partnership with respect to the number of LTIP Units specified on the cover sheet of this Agreement, as set forth in the Limited Partnership Agreement, subject, however, to the restrictions and conditions specified herein, in the Limited Partnership Agreement, and in the Plan. In order to confirm receipt of this Agreement, Grantee must sign and deliver to the Company a copy of this Agreeme

Vesting of LTIP Units
You shall vest in the LTIP Units in accordance with the vesting schedule set forth on the cover sheet of this Agreement. Fractional numbers of LTIP Units shall be rounded down to the next nearest whole number, and you cannot vest in more than the number of LTIP Units specified on the cover sheet of this Agreement
Your right to the LTIP Units will become fully vested on your termination of Service due to death or Disability. No additional LTIP Units will vest after your Service has terminated for any reason

Leaves of Absence
For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work
Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Agreement and the Plan, in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Company may determine, in its discretion, which leaves count for this purpose even if your employer does not agree.

Forfeiture of LTIP Units
Unless otherwise specified in an employment or other written agreement between the Company or an Affiliate, as applicable, and you, in the event that your Service terminates for any reason other than death or Disability, you will forfeit to the Company all of the LTIP Units that have not yet vested. Upon such forfeiture, your rights to such LTIP Units shall be null and void, and neither you nor any of your successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units

Distributions
You shall be entitled to distributions on the LTIP Units in accordance with the terms and provisions of the Limited Partnership Agreement.
For purposes of the Limited Partnership Agreement, (i) the Distribution Participation Date for the LTIP Units (regardless of vesting) shall be the Grant Date, and (ii) for the avoidance of doubt, no Special LTIP Unit Distribution shall be payable with respect to the LTIP Units covered by this Agreement.

Conversion and Redemption
The LTIP Units shall be subject to conversion and redemption in accordance with the terms and provisions of the Limited Partnership Agreement. Furthermore, in accordance with the Limited Partnership Agreement, in the event the Grantee’s Service is terminated, the Company reserves the right at any time thereafter to convert vested LTIP Units into Class A Units of the Limited Partnership (as defined in the Limited Partnership Agreement) as set forth in the Limited Partnership Agreement, subject to the limitations set forth therein, and in addition, to redeem any such Class A Units for Shares or cash, at the election of the Company. Upon any such conversion and redemption, this Agreement shall be fully satisfied, and the Company shall have no further obligation under the Agreemen

Restrictions on Transfer
You shall not, without the consent of the Company (which the Company may give or withhold in its sole discretion), sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any LTIP Units (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of LTIP Units to the Limited Partnership or the Company or to any Transfer by will or pursuant to the laws of descent and distribution.

In addition, during the one (1)-year period which begins as of the applicable vesting date of the LTIP Units, the LTIP Units which vested on such vesting date (and any Partnership Units, Shares, or other securities into which such LTIP Units may be converted) may not be Transferred, nor may the LTIP Units which vested on such vesting date (and any Partnership Units, Shares, or other securities into which such LTIP Units may be converted) be made subject to execution, attachment, or similar process; provided, however, that this Transfer Restriction (i) shall not prohibit the Grantee from exchanging or otherwise disposing of the LTIP Units (and any Partnership Units, Shares, or other securities into which such LTIP Units may be converted) in connection with a Corporate Transaction or other transaction in which LTIP Units or other securities held by other Limited Partners or Company shareholders, as applicable, are required to be exchanged or otherwise disposed; and (ii) shall cease to apply to your vested LTIP Units (and any Partnership Units, Shares, or other securities into which such LTIP Units may be converted) upon your termination of Service due to death or Disability.

Investment Representation
You hereby make the covenants, representations, and warranties set forth on Exhibit B attached hereto as of the date of acceptance of this Agreement and on each applicable vesting date, as set forth above. All of such covenants, warranties, and representations shall survive the execution and delivery of this Agreement by you. You shall immediately notify the Limited Partnership upon discovering that any of the representations or warranties set forth on Exhibit B were false when made or have, as a result of changes in circumstances, become fals

Registration
You hereby acknowledge that the LTIP Units have not been registered under the Securities Act and that the LTIP Units cannot be transferred by you other than in accordance with the terms and conditions set forth in the Plan, this Agreement, and the Limited Partnership Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. Neither the Company nor the Limited Partnership has made any agreements, covenants, or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. Neither the Company nor the Limited Partnership has made any representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available. If an exemption under Rule 144 is available at all, it will not be available until all applicable terms and conditions of Rule 144 have been satisfi

Code Section 83(b) Election
You hereby agree to make an election to include in gross income in the year of grant the LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S OR THE LIMITED PARTNERSHIP’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY, THE LIMITED PARTNERSHIP, OR THEIR RESPECTIVE REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER TO FILE ANY CODE SECTION 83(b) ELECTION AND REGARDING THE ACCURACY AND TIMELINESS OF SUCH FILING

Amendment
You acknowledge that the Plan may be amended, suspended, or terminated and that this Agreement may be amended, suspended, or terminated by the Company, on behalf of the Limited Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall impair your rights under this Agreement without your written consent.

Withholding Taxes
You agree as a condition of this Award that you will make acceptable arrangements to pay any withholding or other taxes that may be due in connection with the Award of the LTIP Units. In the event that the Company or an Affiliate, as applicable, determines that any federal, state, local, or foreign tax or withholding payment is required relating to the LTIP Units arising from this Award, the Company or an Affiliate, as applicable, shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or an Affiliate, as applicable

Retention Rights
This Agreement and the Award evidenced hereby do not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or an Affiliate, as applicable, and you, the Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason

Legend
The records of the Limited Partnership evidencing the LTIP Units shall bear an appropriate legend, as determined by the Limited Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth in this Agreement, in the Plan, and in the Limited Partnership Agreement.

Clawback
This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Applicable Law and Venue
This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. You agrees that the exclusive venue for any disputes arising out of or related to this Agreement shall be the state or federal courts located in Indianapolis, Indiana

Remedies
You shall be liable to the Company and the Limited Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, you agree that the Company and the Limited Partnership shall be entitled to obtain specific performance of your obligations under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. You will not urge as a defense that there is an adequate remedy at la

The Plan
The text of the Plan is incorporated into this Agreement by reference.
Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.
This Agreement, the Limited Partnership Agreement, and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter

Data Privacy
In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan
By accepting this Award, you give explicit consent to the Company to process any such personal data.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting the LTIP Units, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company at (317) 577-5600 to request paper copies of these documents.

Code Section 409A
It is intended that this Award comply with Code Section 409A or an exemption to Code Section 409A. To the extent that the Company determines that you would be subject to the additional twenty percent (20%) tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee. For purposes of this Award, a termination of employment only occurs upon an event that would be a “separation from service” within the meaning of Code Section 40

Profits Interest
The Company, the Limited Partnership, and you acknowledge and agree that the LTIP Units are hereby issued to you for the performance of services to or for the benefit of the Limited Partnership in your capacity as a Partner or in anticipation of becoming a Partner.

The Company, the Limited Partnership, and you intend that (a) the LTIP Units be treated as “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191; (b) the issuance of such interests not be a taxable event to the Limited Partnership or you as provided in such Revenue Procedures; and (c) the Limited Partnership Agreement, the Plan, and this Agreement be interpreted consistently with such intent.

You are urged to consult with your own tax advisor regarding the tax consequences of the receipt of LTIP Units, the vesting of LTIP Units, the conversion of LTIP Units into Class A Units, the holding of LTIP Units and Class A Units, the redemption or other disposition of Class A Units, and the acquisition, holding, and disposition of Shares.

You shall make no contribution of capital to the Limited Partnership in connection with the Award and, as a result, your Capital Account (as defined in the Limited Partnership Agreement) balance in the Limited Partnership immediately after your receipt of the LTIP Units shall be equal to zero, unless you were a Partner in the Limited Partnership prior to this Award, in which case your Capital Account balance shall not be increased as a result of your receipt of the LTIP Units.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

LIMITED PARTNER ACCEPTANCE
This Limited Partner Acceptance to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (the “Acceptance”), which Acceptance is incorporated into that certain Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. dated as of August 16, 2004 and as amended from time to time (the “Limited Partnership Agreement”), is executed and delivered by the undersigned. As of the date hereof, the undersigned, designated as an Additional Limited Partner, is admitted as a Limited Partner of the Partnership, and by said undersigned’s execution and delivery hereof, said undersigned agrees to be bound by the terms and provisions of the Limited Partnership Agreement, including the power of attorney set forth in Section 15.11 of the Limited Partnership Agreement. The number of LTIP Units issued as of the date hereof to the undersigned designated as an Additional Limited Partner is shown opposite such Additional Limited Partner’s signature below. All terms used herein and not otherwise defined shall have the meanings given them in the Limited Partnership Agreement.

This Acceptance may be executed in two or more counterparts, each of which shall be deemed an original but all of which collectively shall constitute one and the same document.

Dated:_____________________	GENERAL PARTNER KITE REALTY GROUP TRUST By:_________________________________________ Name: Title:
Number of LTIP Units: _____________________	ADDITIONAL LIMITED PARTNER _________________________________________ Name: Tax ID#: Address:

EXHIBIT B
GRANTEE’S COVENANTS, REPRESENTATIONS, AND WARRANTIES
The Grantee hereby represents, warrants, and covenants as follows:
(a) The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
(i) The Company’s latest Annual Report to Shareholders;
(ii) The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;
(iii) The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv) The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v) Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;
(vii) The Limited Partnership Agreement; and
(viii) The Plan.
The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Limited Partnership prior to the determination by the Limited Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b) The Grantee hereby represents and warrants that:
(i) The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him, her, or it with respect to the grant to him, her, or it of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Limited Partnership (“Partnership Units”) and the potential redemption of such Partnership Units for common shares of beneficial interests, par value $0.01 per share, of the Company (“Shares”), has such knowledge, sophistication, and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Limited Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his, her, or its own interest or has engaged representatives or advisors to assist him, her, or it in protecting his, her, or its interests, and (III) is capable of bearing the economic risk of such investment.
(ii) The Grantee understands that (A) the Grantee is responsible for consulting his, her, or its own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local, or other taxing jurisdiction to which the Grantee is or by reason of the Award of LTIP Units may become subject, to his, her, or its particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Limited Partnership, or any of their respective employees, officers, directors, shareholders, agents, consultants, advisors, or any affiliates of any of them in their capacity as such; (C) the Grantee provides or will provide services to the Limited Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Limited Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Limited Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Limited Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his, her, or its receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Limited Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Limited Partnership or the Company. The Grantee did not receive any tax, legal, or financial advice from the Limited Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents, this Agreement, and the Grantee’s receipt of LTIP Units.
(iii) The LTIP Units to be issued, the Partnership Units issuable upon conversion of the LTIP Units, and any Shares issued in connection with the redemption of any such Partnership Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan, and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, Partnership Units, or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
(iv) The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Partnership Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Partnership Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Limited Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Partnership Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Partnership Units, and (E) neither the Limited Partnership nor the Company has any obligation or intention to register such LTIP Units or the Partnership Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Partnership Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (i) the Grantee is eligible to receive such Shares under the Plan at the time of such issuance, and (ii) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such

LTIP Units acquired hereby and the Partnership Units issuable upon conversion of the LTIP Units which are set forth in the Limited Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his, her, or its ownership of the LTIP Units acquired hereby and the Partnership Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v) The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.
(vi) No representations or warranties have been made to the Grantee by the Limited Partnership or the Company, or any employee, officer, director, shareholder, agent, consultant, advisors, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Limited Partnership or the LTIP Units except the information specified in paragraph (a) above.
(c) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Limited Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Limited Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Limited Partnership or to comply with requirements of any other appropriate taxing authority.
(d) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the Limited Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns.
(e) The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state, or jurisdiction other than the country and state in which such residence is sited.
(f) The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the Limited Partnership shall be notified promptly of any changes in the foregoing representations.

EXHIBIT C

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1. The name, address, and social security number of the undersigned:
Name:
Address:

Social Security No.:
2. Description of property with respect to which the election is being made:
The election is being made with respect to ______ LTIP Units in Kite Realty Group, L.P. (the “Limited Partnership”).
3. The date on which the property was transferred is December 31, 2020.
4. The taxable year to which this election relates is calendar year 2020.
5. Nature of restrictions to which the property is subject:
(a) With limited exceptions, until the LTIP Units vest, the LTIP Units may not be transferred in any manner without the consent of the Limited Partnership.
(b) The LTIP Units are subject to the provisions of a LTIP Unit Agreement between the undersigned, the Limited Partnership, and Kite Realty Group Trust. The LTIP Units are subject to vesting and forfeiture terms and conditions under the terms of the LTIP Unit Agreement.
6. The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.
7. The amount paid by the undersigned for the LTIP Units was $0 per LTIP Unit.
8. A copy of this statement has been furnished to the Limited Partnership and to its sole general partner, Kite Realty Group Trust.

Dated: ______________________	________________________________________ (Sign Name) ________________________________________ (Print Name)

PROCEDURES FOR GRANTEE MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code Section 83(b) in order for the election to be effective:

1.You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your LTIP Units.

1.At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.